UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 28, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On October 28, 2010, Independent Bank Corporation (the "Company" or "we") filed an amendment to its previously filed Registration Statement on Form S-1, File No. 333-169200 (as amended, the "Registration Statement"), with the Securities and Exchange Commission. The amendment to the Registration Statement discloses information regarding certain recent developments involving the Company and its business and financial results, including:

Expected Financial Results for Third Quarter of 2010

We currently expect to record a third quarter 2010 net loss applicable to common stock of approximately $7.7 million, or $1.03 per share, versus a net loss applicable to common stock of $19.4 million, or $8.07 per share, in the prior-year period.  For the nine months ended September 30, 2010, we currently expect to record a net loss applicable to common stock of approximately $15.9 million, or $3.71 per share, versus a net loss applicable to common stock of $45.3 million, or $19.02 per share, in the prior-year period.  However, the accounting processes for the third quarter 2010 have not yet been completed and we are unable to determine the size of these losses with certainty at this time.  The 2010 year-to-date results will include an $18.1 million gain on the extinguishment of debt that was recorded in June 2010.  Our expectations regarding the third quarter 2010 financial results include:

•         An expected decline in net interest income over the prior-year period of approximately 23.5%, which decline continues to be driven largely by our goal of maintaining very high levels of liquidity and otherwise managing our balance sheet in order to preserve our regulatory capital ratios.

•         An expected decline in non-interest expenses (which includes vehicle service contract payment plan counterparty contingencies) over the prior-year period of approximately 17.7%.

•         An expected decline in non-performing loans to approximately $70.1 million (or 3.67% of total portfolio loans) at September 30, 2010 from $109.9 million (or 4.78% of total portfolio loans) at December 31, 2009.  We expect the allowance for loan losses to be approximately $71.7 million (or 3.75% of total portfolio loans) at September 30, 2010 as compared to $81.7 million (or 3.55% of total portfolio loans) at December 31, 2009.  We expect non-performing assets to total approximately $115.1 million (or 4.20% of total assets) at September 30, 2010 as compared to $141.4 million (or 4.77% of total assets) at December 31, 2009.

•         An expected decline in the provision for loan losses over the prior-year period of approximately 57.4%, reflecting continued improvement in our asset quality.

Despite the expected third quarter loss, we expect our bank will continue to meet the requirements to be considered “well capitalized” under federal regulatory standards as of September 30, 2010.  Actual results are expected to be released on or about November 4, 2010 in connection with the issuance of our earnings release for the third quarter of 2010.

The information set forth above is qualified in its entirety by the information in the Registration Statement.  This Current Report on Form 8-K may not contain all information set forth in the Registration Statement deemed material by investors.

Nothing set forth in this Current Report on Form 8-K shall be deemed an offer to sell any security nor a solicitation of an offer to purchase any security.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: October 28, 2010	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and Chief Financial Officer